SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

CHITTENDEN CORPORATION

(Exact name of Registrant as specified in charter)

Vermont	001-13769	03-0228404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Burlington Square, Burlington, Vermont	05401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 660-1410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On June 26, 2007, Chittenden Corporation, a Vermont corporation (“Chittenden”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with People’s United Financial, Inc., a Delaware corporation (“People’s United”), pursuant to which Chittenden will merge with and into People’s United, with People’s United as the surviving corporation (the “Merger”).

Under the terms of the Merger Agreement, Chittenden stockholders will have the right, subject to pro-ration, to elect to receive cash or People’s United common stock, in either case having a per share value equal to $20.35, plus the product of 0.8775 times the average closing price of People’s United shares for the five trading days prior to closing. As a result, the actual per share value upon consummation of the Merger will depend on the share price of People’s United at that time. The aggregate consideration is payable approximately 55% in cash and 45% in People’s United common stock.

The Merger Agreement contains customary representations, warranties and covenants by People’s United and Chittenden. Chittenden has also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire Chittenden, subject to specified exceptions. The Merger Agreement also includes termination provisions for both Chittenden and People’s United. In connection with the termination of the Merger Agreement under specified circumstances involving another proposal to acquire Chittenden or a change in the recommendation of Chittenden’s Board of Directors of the transaction to Chittenden stockholders, Chittenden may be required to pay a termination fee of $65 million.

Completion of the Merger is subject to a number of closing conditions, including, but not limited to, the approval of the Merger Agreement by Chittenden stockholders and the receipt of required regulatory approvals.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the transaction, on June 27, 2007, Chittenden and People’s United issued a joint press release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger, People’s United will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Chittenden that also constitutes a prospectus of People’s United. Chittenden will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Chittenden with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United’s website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Chittenden’s website at www.chittendencorp.com under the tab “Investor Resources – SEC Filings”.

Participants in this Transaction

People’s United, Chittenden and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Chittenden stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Chittenden stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of People’s United in the final prospectus for its conversion filed with the SEC on March 21, 2007. You can find information about Chittenden’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2007. You can obtain free copies of these documents from People’s United or Chittenden using the contact information above.

Cautionary Statements

This report contains statements that may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the Merger Agreement in a timely manner or at all; (2) failure of the stockholders of Chittenden to approve the Merger Agreement; (3) failure to obtain governmental approvals of the Merger, or imposition of adverse regulatory conditions in connection with such approvals; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the Merger; (5) costs or difficulties related to the integration of the businesses following the Merger; (6) changes in general, national or regional economic conditions; (7) the risk that the cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates; (11) changes in levels of income and expense in noninterest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues. For additional factors that may affect future results, please see Chittenden’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. Chittenden undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including the information in the schedules referenced in the Merger Agreement that Chittenden delivered to People’s United in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have a complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Chittenden or its affiliates.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 26, 2007, by and between Chittenden Corporation and People’s United Financial, Inc.

99.1	Joint Press Release issued by People’s United Financial, Inc. and Chittenden Corporation on June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION

Date: June 27, 2007	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 26, 2007, by and between Chittenden Corporation and People’s United Financial, Inc.

99.1	Joint Press Release issued by People’s United Financial, Inc. and Chittenden Corporation on June 27, 2007.